UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): SEPTEMBER 20, 2004

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)

(713) 629-7600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.

     On September 20, 2004, Quanta filed a prospectus supplement pursuant to Rule 424(b)(3) of the Securities Act of 1933, which included the following disclosure:

•	In June 2002 one of our customers, Adelphia Communications Corporation, filed for bankruptcy. On September 17, 2004, we sold our prepetition receivable due from Adelphia to a third party for approximately $29.5 million in cash, subject to $6.0 million being held by the buyer pending the resolution of certain preferential payment claims. The sale of this receivable is not expected to have a material effect on our financial results.

•	In addition, on September 15, 2004, we received a federal tax refund of approximately $30.2 million.

•	During the third quarter of 2004, we also repaid approximately $18.8 million in indebtedness under the term loan portion of our letter of credit facility and increased the letters of credit outstanding under the letter of credit facility by the same amount.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2004

QUANTA SERVICES, INC.
By:	/s/ DANA A. GORDON
	Name:	Dana A. Gordon
	Title:	Vice President - General Counsel